UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 8, 2007

Micrus Endovascular Corporation
(Exact name of registrant as specified in its charter)
000-51323
(Commission File Number)

Delaware	23-2853441
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)
821 Fox Lane
San Jose, California 95131
(Address of principal executive offices, including zip code)
(408) 433-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
      Effective as of November 12, 2007, the Board of Directors (the “Board”) of Micrus Endovascular Corporation (the “Company”) appointed Gordon Sangster to serve as the Chief Financial Officer of the Company.
     Mr. Sanger, 55, most recently served as Vice President of Finance and Chief Financial Officer of HemoSense, Inc., a publicly traded point-of-care clinical diagnostics company that was acquired by Inverness Medical Innovations, Inc. in November 2007. From August 2000 through October 2006, Mr. Sangster was Chief Financial Officer of A.P. Pharma, Inc., a publicly traded specialty pharmaceutical company. He also served as that company’s Vice President of Finance and Controller from April 1993 to July 2000. Previously, Mr. Sangster was Manager, International Finance for Raychem, Inc., and International Controller for CooperVision, Inc. He is a member of the Institute of Chartered Accountants in England and Wales. Mr. Sanger received his degree from the University of Edinburgh in Scotland.
     Effective as of the appointment of Mr. Sanger as the Chief Financial Officer of the Company, Robert A. Stern resigned as the Chief Financial Officer. Mr. Stern has overseen the Company’s financial operations since being promoted from Chief Financial Officer to President and Chief Operating Officer in October 2007. Mr. Stern will remain President, Chief Operating Officer, and Secretary of the Company.
     As the Chief Financial Officer of the Company, Mr. Sangster will receive a base salary of $250,000.00 per annum. Additionally, Mr. Sangster will be granted, effective as of November 12, 2007 (the “Grant Date”), a stock option to purchase 50,000 shares of the Company’s common stock pursuant to the Company’s 2005 Equity Incentive Plan, at an exercise price equal to the closing selling price per share of the Company’s Common Stock on the Nasdaq Stock Market on the Grant Date. Subject to Mr. Sangster’s continued service with the Company, 1/4th of the shares covered by the stock option will vest and become exercisable on November 12, 2008 and the remaining shares will vest and become exercisable ratably each month over the next 36 months following November 12, 2008. Mr. Sangster will also participate in the Employee Bonus Cash Plan, under which Mr. Sangster will be eligible to receive a cash bonus equal to up to 35% of his annual base salary.
     A press release announcing the foregoing management change is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Safe Harbor Statement
     This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission contain or may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or Registrant’s future financial performance. In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue”, or the negative of these terms or other comparable terminology. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
     Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements with actual results.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
99.1	Press Release dated November 8, 2007 issued by Micrus Endovascular Corporation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRUS ENDOVASCULAR CORPORATION (Registrant)
Date: November 13, 2007	By:	/s/ Robert A. Stern
Robert A. Stern
President, Chief Operating Officer, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 8, 2007 issued by Micrus Endovascular Corporation